Exhibit 5.2

[LETTERHEAD OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON (LONDON) LLP]

June 15, 2010

Virgin Media Secured Finance PLC

160 Great Portland Street

W1W 5QA

United Kingdom

Ladies and Gentlemen:

1.                                          INTRODUCTION

We have acted as English counsel for and have taken instructions solely from Virgin Media Secured Finance PLC, a public limited company organised under the laws of England and Wales (the “Issuer”) and Virgin Media Inc., a Delaware corporation (the “Parent”) in connection with the Issuer’s offer (the “Exchange Offer”) to exchange up to $1,000,000,000 in aggregate principal amount of its new 6.50% Senior Secured Notes due 2018 and up to £875,000,000 in aggregate principal amount of its new 7.00% Senior Secured Notes due 2018 (collectively, the “Exchange Notes”), which are being registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its 6.50% Senior Secured Notes due 2018 and 7.00% Senior Secured Notes due 2018, respectively, that were issued on January 19, 2010 (collectively, the “Outstanding Notes” and, together with the Exchange Notes, the “Notes”) pursuant to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 15, 2010 (as may be amended from time to time, the “Registration Statement”).

Pursuant to the terms of the Indenture (as defined below), the Outstanding Notes are, and the Exchange Notes will be, unconditionally guaranteed, jointly and severally, by the English Guarantors on the terms and subject to the conditions set forth in the Indenture. All capitalized terms used herein that are defined in, or by reference in, the Indenture have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein.

2.                                          DOCUMENTS EXAMINED AND SEARCHES

2.1                                     For the purposes of this opinion, we have relied on and examined copies of the Documents, the Certificates, the Consent Letter, the Resolutions and the Constitutive Documents only.

2.2                                     On June 11, 2010 we carried out company searches at the Companies Registry, Cardiff, in respect of each of the English Companies, but we have not conducted any further search since that date. On June 14, 2010 we performed further searches of the insolvency register at the Companies Registry, Cardiff in respect of each of the English Companies, but we have not conducted any further search since that date.

2.3                                     Except as otherwise stated herein, we have not:

(a)                                  examined any contracts, deeds, instruments or documents and we have not made any search at the High Court, Strand, London or any other court in the United Kingdom in respect of winding-up or similar petitions;

(b)                                 examined any corporate or other records of any English Entity or any other party to any of the Documents;

(c)                                  investigated whether any English Entity or any other party to any of the Documents is or will be, by reason of any of the transactions and matters contemplated by the

Documents, in breach of any of its obligations under any other contract, deed, instrument or document; or

(d)                                 made any enquiries concerning any English Entity or any other party to any of the Documents.

3.                                          DEFINITIONS

For the purposes of this Opinion:

3.1                                     “Certificates” means, in the case of each of the English Companies, a director’s certificate or, in the case of each of the English Partnerships, a partners’ certificate, in each case, dated either January 19, 2010, April 19, 2010, May 17, 2010, or June 10, 2010, in each case, attaching copies of their respective Constitutive Documents and Resolutions and, in each case, a directors certificates or a partners certificate (as applicable) dated June 15, 2010, and on which we have relied in giving this opinion;

3.2                                     “Constitutive Documents” means, in the case of each of the English Companies, its memorandum and articles of association and, in the case of each of the English Partnerships, the agreements and other instruments detailed and specified as such in part 3 of schedule 1 (The English Entities — The English Partnerships) hereto, in each case, as attached to the relevant Certificate for the relevant English Entity;

3.3                                     “Consent Letter” means the letter of consent dated January 7, 2010 from Telewest Limited in respect of Birmingham Cable Limited and its subsidiaries;

3.4                                     “Documents” means, together, the Indenture (including the Supplemental Indentures, as applicable),  the Notes and the Note Guarantees;

3.5                                     “English Companies” means each of the English Limited Liability Companies and each of the English Unlimited Liability Companies;

3.6                                     “English Entities” means each of the English Limited Liability Companies, each of the English Unlimited Liability Companies and each of the English Partnerships;

3.7                                     “English Guarantors” means each of the English Entities (other than the Issuer);

3.8                                     “English Limited Liability Companies” means each of the companies specified in part 1 of schedule 1 (The English Entities — The English Limited Liability Companies) hereto;

3.9                                     “English Partnerships” means each of the partnerships or joint ventures specified in part 3 of schedule 1 (The English Entities — The English Partnerships) hereto, whose current partners or joint venturers are listed against the name of each such partnership or joint venture therein;

3.10                               “English Unlimited Liability Companies” means each of the companies specified in part 2 of schedule 1 (The English Entities — The English Unlimited Liability Companies) hereto;

3.11                               “Indenture” means the Indenture, dated as of January 19, 2010, among the Issuer, the Parent, Virgin Media Finance PLC, Virgin Media Investment Holdings Limited, the subsidiary guarantors named therein, The Bank of New York Mellon, as trustee and paying agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent, as supplemented by a First Supplemental Indenture dated as of April 19, 2010, a Second Supplemental Indenture dated as of May 17, 2010 and a Third Supplemental Indenture dated as of June 10, 2010 (each a “Supplemental Indenture” and together, the “Supplemental Indentures”); and

3.12                               “Resolutions” means, in the case of each of the English Companies, written resolutions of the directors thereof and written resolutions of the members thereof or, in the case of each of the English Partnerships, written resolutions of the partners thereof, in each case, relating to, amongst other things, the due authorisation of the execution, delivery and performance of the Documents to which it is a party and as attached to the relevant Certificate for the relevant English Entity.

4.                                          SCOPE OF OPINION

4.1                                     This opinion is limited to English law and is itself governed by English law. By accepting this opinion you irrevocably agree and accept that the English courts shall have exclusive jurisdiction to hear and determine any dispute or claim relating to it or its formation.

4.2                                     We express no opinion as to the laws of any jurisdiction other than the laws of England and Wales in force (and as interpreted by the English courts) at the date of this opinion and we undertake no responsibility to notify any addressee of this opinion of any change in English law after the date of this opinion. To the extent that the laws of any jurisdiction other than England and Wales may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws.

4.3                                     We express no opinion as to matters of fact or taxation.

4.4                                     This opinion is limited to the matters stated herein and is not to be read as extending by implication or otherwise to any other matter in connection with the Documents or the English Entities.

5.                                          ASSUMPTIONS

In giving this opinion we have assumed the following:

5.1                                     All signatures, stamps and seals are genuine.

5.2                                     All documents submitted to us as originals are authentic and complete.

5.3                                     All documents submitted to us as copies or received by facsimile or other electronic transmission conform to the originals, and the original documents of which such copies, facsimiles or electronic copies have been supplied to us were authentic and complete.

5.4                                     All documents submitted to us in draft form have been or will be executed by the parties thereto in the same form as submitted to us without any amendment or modification thereto.

5.5                                     No amendments (whether oral, in writing or by conduct of the parties) have been made to the Documents since the dates thereof and there are no other arrangements between any of the parties to the Documents or otherwise which modify or supersede any of the terms thereof or any other matter which renders the Documents inaccurate, incomplete or misleading or which affects the conclusions stated in this opinion and, to the extent applicable, each of the Documents are or have been executed in the same form as the forms examined by us for the purposes of this opinion.

5.6                                     The Certificates and other documents on which we have expressed reliance in the giving of this opinion (and the factual statements in such Certificates or documents) remain accurate and there have been no changes made to such Certificates or documents (including to the Constitutive Documents of each of the English Entities as compared to the forms certified as being in force and provided to us under the Certificates) since the date of such Certificates or documents and no matters would have been disclosed by searches being carried out since the carrying out of the searches referred to in paragraph 2.2 above and that the particulars disclosed by such searches are true, complete and up-to-date.

5.7                                     In relation to each party to the Documents (other than the English Entities), it is and was at all relevant times duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

5.8                                     In relation to each party to the Documents (other than the English Entities), its execution, delivery and performance of the Documents, is and was at all relevant times within its capacity and powers and its entry into the Documents, has been validly authorised.

5.9                                     The Documents (substantially in the form examined by us) have been or will be duly executed (other than by the English Entities) and, where applicable, have been or will be delivered by all of the parties thereto.

5.10                               The obligations expressed to be assumed by each of the parties to each of the Documents constitute their respective legally valid, binding and enforceable obligations under all applicable laws.

5.11                               The copies of the Resolutions of each English Company provided to us in connection with the giving of this opinion are true copies of the written resolutions of all of the directors or members (as the case may be) of each English Company and such written resolutions have not been amended, rescinded or superseded and are in full force and effect and the directors or members (as the case may be), in resolving such matters, were acting in good faith.

5.12                               The copies of the Resolutions of each English Partnership provided to us in connection with the giving of this opinion are true copies of the written resolutions of all of the partners of each English Partnership and such written resolutions have not been amended, rescinded or superseded and are in full force and effect and the partners, in resolving such matters, were acting in good faith.

5.13                               In relation to any person or entity (other than any English Company) which has executed or will execute any of the Documents by or on behalf of any English Partnership, its execution of the Documents is and was at all relevant times within its capacity and powers and its execution thereof has been validly authorised and is binding on and enforceable against it.

5.14                               None of the English Entities or any of the other parties to the Documents has passed a voluntary winding-up resolution and no petition or application has been presented to, or order made by, a court for the winding-up or dissolution of such party or an administration order made in respect of any such party and no receiver, administrator, administrative receiver, liquidator or similar officer has been appointed in respect of any such party or any of their respective assets or, in each case, any equivalent or analogous events or actions in respect of any English Partnership.

5.15                               No English Entity was unable to pay its debts, within the meaning of section 123 of the Insolvency Act 1986, at the time it entered into any of the Documents to which it is a party and will not be or was not, immediately after the execution of such Documents, unable to pay its debts within the meaning of that section or, in the case of any of the English Partnerships, any corresponding provision in any statute by which the English Partnerships are governed.

5.16                               No English Entity has been dissolved.

5.17                               The execution by each English Company of each of the Documents to which it is a party and the exercise by it of its rights and the performance by it of its obligations thereunder (including the giving of any guarantees) is or was for the benefit of and in the best interests of such English Company and will promote each English Company’s success for the benefit of their respective members as a whole.

5.18                               All representations as to fact made in the Documents and the Certificates were and remain accurate.

5.19                               None of the parties to the documents to which this opinion relates was, is or will be seeking to achieve any purpose not apparent from the Documents.

5.20                               There are no provisions of any laws other than the laws of England and Wales, which would have any implications for the opinions which we express and, insofar as any such other laws may be relevant, such other laws have been or will be complied with and there are no provisions of the laws of any other jurisdiction outside England and Wales which would be contravened by the execution, delivery and performance of the Documents, the consummation of the Exchange Offer or the granting of the Note Guarantees.

5.21                               Each party to the Documents to which this opinion relates has complied and will at all relevant times comply with all applicable anti-money laundering reporting requirements under the Proceeds of Crime Act 2002 and no persons commits money laundering for the purposes of that Act in connection with such Documents or any business under them.

5.22                               Those entities listed in part 3 of schedule 1 (The English Entities — The English Partnerships) as partners of each English Partnership are and at all relevant times were the current and only partners thereof.

5.23                               In relation to each of the English Partnerships, the partners thereof are and at all relevant times were carrying on business between them in accordance with the terms of the Constitutive Document of such English Partnership as set out in part 3 of schedule 1 (The English Entities — The English Partnerships).

5.24                               Any person who executes or has executed a Document as a partner of an English Partnership does or did so for the purposes of the business of that English Partnership carried on in the usual way.

5.25                               There are and at all relevant times were no contractual or similar restrictions binding on the English Entities (other than as may be contained in the Documents or the respective Constitutive Documents of the English Entities) which would affect the conclusions in this opinion.

5.26                               Any person signing any Document on behalf of any English Entity has individual, legal and mental capacity to execute such Documents and is not acting under duress.

6.                                          OPINION

Based on the foregoing, subject to any matters not disclosed to us and subject to the qualifications set out below, we give the following opinions:

6.1                                     Each of the English Limited Liability Companies is a private limited liability company (other than the Issuer and Virgin Media Finance PLC, which are public limited liability companies), and each of the English Unlimited Liability Companies is an unlimited liability company, in each case, duly incorporated and subsisting under the laws of England and Wales.

6.2                                     Each English Partnership is an English general partnership under the Partnership Act 1890.

6.3                                     Each of the English Companies has (or had, as applicable) all requisite capacity and power to enter into, deliver and perform its obligations under the Documents to which it is a party and has taken all necessary corporate action to authorise the entry into, delivery and performance of its obligations thereunder. Each of the partners of each of the English Partnerships has approved the execution, delivery and performance by that English Partnership of the Documents to which that English Partnership is a party.

6.4                                     Each of the English Entities has duly executed the Documents to which it is a party.

7.                                          QUALIFICATIONS

This opinion is subject to the following qualifications:

7.1                                     We express no opinion as to the validity or enforceability of any of the Documents, in each case, to which any of the English Entities are a party nor to the effectiveness, validity, enforceability or perfection or registration requirements of or in respect of any of the Note Guarantees.

7.2                                     We express no opinion as to whether any person will be prevented from acquiring Notes or taking the benefit of any Guarantee or may be required to divest any Notes or interest in the Guarantees.

7.3                                     The question under English law as to whether an arrangement constitutes a general partnership under the Partnership Act 1890 depends on, amongst other things, the conduct and intention of the relevant parties. There is, as a result, the possibility that based on an analysis of the conduct and intention of the partners at a specified point in time, an English court may conclude that the English Partnership in question does not constitute a general partnership under the Partnership Act 1890. In addition, we note that (i) the constitutive document of each of the English Partnerships named Avon Cable Joint Venture, Telewest Communications (London South) Joint Venture, Telewest Communications (Cotswolds) Joint Venture and Telewest Communications (Scotland) Venture describes the proposed arrangements between the parties thereto as a “joint venture” rather than a partnership and (ii) in the case of the English Partnership named Telewest Communications (London South) Joint Venture, its constitutive document provides that certain equipment used for the purpose of that English Partnership remains the exclusive property of the party which purchased it. An English court may give weight to these facts in determining the status of such arrangements and decide that, on balance, those arrangements do not constitute a general partnership under the Partnership Act 1890.

8.                                          CONSENT

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON (LONDON) LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON (LONDON) LLP

SCHEDULE 1

THE ENGLISH ENTITIES

PART 1: THE ENGLISH LIMITED LIABILITY COMPANIES

Company Name	Registered number
Andover Cablevision Limited	01932254
Anglia Cable Communications Limited	02433857
Barnsley Cable Communications Limited	02466594
Berkhamsted Properties & Building Contractors Limited	00958564
Birmingham Cable Corporation Limited	02170379
Birmingham Cable Limited	02244565
Cable Camden Limited	01795642
Cable Enfield Limited	02466511
Cable Hackney & Islington Limited	01795641
Cable Haringey Limited	01808589
Cable London Limited	01794264
Cable Television Limited	00683065
Cable Thames Valley Limited	02254089
Cabletel (UK) Limited	02835551
CableTel Cardiff Limited	02740659
CableTel Central Hertfordshire Limited	02347168
CableTel Hertfordshire Limited	02381354
CableTel Herts and Beds Limited	01785533
CableTel Investments Limited	03157216
CableTel North Bedfordshire Limited	02455397
CableTel Surrey and Hampshire Limited	02740651
CableTel Telecom Supplies Limited	02919285
CableTel West Glamorgan Limited	00623197
CableTel West Riding Limited	02372564
Cambridge Cable Services Limited	03262220
Cambridge Holding Company Limited	02670603
CCL Corporate Communication Services Limited	02955679
Central Cable Holdings Limited	03008567
Columbia Management Limited	02361163
ComTel Cable Services Limited	02265315

Company Name	Registered number
ComTel Coventry Limited	00277802
Continental Shelf 16 Limited	03005499
Credit-Track Debt Recovery Limited	02425789
Crystal Palace Radio Limited	01459745
Diamond Cable Communications Limited	02965241
Digital Television Network Limited	03288768
Doncaster Cable Communications Limited	02407940
DTELS Limited	02834403
East Coast Cable Limited	02352468
Ed Stone Limited	04170969
EMS Investments Limited	03373057
Enablis Limited	03144815
EuroBell (Holdings) Limited	02904215
EuroBell (IDA) Limited	03373001
EuroBell (No. 2) Limited	03405634
EuroBell (No. 3) Limited	03006948
EuroBell (No. 4) Limited	02983110
EuroBell (South West) Limited	01796131
EuroBell (Sussex) Limited	02272340
EuroBell (West Kent) Limited	02886001
EuroBell CPE Limited	02742145
EuroBell Internet Services Limited	03172207
EuroBell Limited	02983427
Filegale Limited	02804553
Fleximedia Limited	02654520
Flextech Limited	02688411
Flextech (1992) Limited	01190025
Flextech (Kindernet Investment) Limited	01260228
Flextech (Travel Channel) Limited	03427763
Flextech Broadband Limited	04125315
Flextech Broadcasting Limited	04125325
Flextech Business News Limited	02954531
Flextech Childrens Channel Limited	02678881
Flextech Communications Limited	02588902
Flextech Digital Broadcasting Limited	03298737

Company Name	Registered number
Flextech Distribution Limited	02678883
Flextech Family Channel Limited	02856303
Flextech IVS Limited	02678882
Flextech Media Holdings Limited	02678886
Flextech Music Publishing Limited	03673917
Flextech Video Games Limited	02670821
Flextech-Flexinvest Limited	01192945
General Cable Group Limited	02872852
General Cable Holdings Limited	02798236
General Cable Investments Limited	02885920
General Cable Limited	02369824
Halifax Cable Communications Limited	02459173
Heartland Cablevision (UK) Limited	02415170
Heartland Cablevision II (UK) Limited	02443617
Herts Cable Limited	02390426
Interactive Digital Sales Limited	04257717
Lanbase European Holdings Limited	02529290
Lanbase Limited	02617729
Lichfield Cable Communications Limited	03016595
M&NW Network II Limited	06765761
M&NW Network Limited	06763496
Maza Limited	02785299
Metro Hertfordshire Limited	03092899
Metro South Wales Limited	03092897
Middlesex Cable Limited	02460325
Virgin Media Investments Limited	07108297
Virgin Media Secured Finance PLC	07108352
Northampton Cable Television Limited	02475464
NTL (Aylesbury and Chiltern) Limited	02416084
NTL (B) Limited	02735732
NTL (Broadland) Limited	02443741
NTL (City & Westminster) Limited	02809080
NTL (County Durham) Limited	03128449
NTL (CWC) Corporation Limited	02719477
NTL (CWC) Limited	03288998

Company Name	Registered number
NTL (CWC) Management Limited	02924200
NTL (CWC) No. 2 Limited	02441766
NTL (CWC) No. 3 Limited	02441768
NTL (CWC) No. 4 Limited	02351068
NTL (CWC) Programming Limited	03403986
NTL (Ealing) Limited	01721894
NTL (Fenland) Limited	02459153
NTL (Greenwich and Lewisham) Limited	02254009
NTL (Hampshire) Limited	02351070
NTL (Harrogate) Limited	02404019
NTL (Harrow) Limited	02459179
NTL (Kent) Limited	02456153
NTL (Lambeth and Southwark) Limited	02277986
NTL (Leeds) Limited	02400103
NTL (Norwich) Limited	02332233
NTL (Peterborough) Limited	02332232
NTL (South East) Limited	01870928
NTL (South London) Limited	00657093
NTL (Southampton and Eastleigh) Limited	01866504
NTL (Sunderland) Limited	02402393
NTL (Thamesmead) Limited	02461140
NTL (Wandsworth) Limited	01866178
NTL (Wearside) Limited	02475099
NTL (West London) Limited	01735664
NTL (Yorcan) Limited	02371785
NTL (York) Limited	02406267
NTL Acquisition Company Limited	02270117
NTL Business (Ireland) Limited	03284482
NTL Business Limited	03076222
NTL Cablecomms Group Limited	03024703
NTL Cablecomms Holdings No. 1 Limited	03709869
NTL Cablecomms Holdings No. 2 Limited	03709840
NTL Cablecomms Limited	02664006
NTL Cablecomms Manchester Limited	02511868
NTL Cablecomms West Surrey Limited	02512757

Company Name	Registered number
NTL Cambridge Limited	02154841
NTL Chartwell Holdings Limited	03290823
NTL Communications Services Limited	03403985
NTL Darlington Limited	02533674
NTL Equipment No. 1 Limited	02794518
NTL Equipment No. 2 Limited	02071491
NTL Finance Limited	05537678
NTL Funding Limited	05333722
NTL Glasgow Holdings Limited	04170072
NTL Holdings (Broadland) Limited	02427172
NTL Holdings (East London) Limited	02032186
NTL Holdings (Fenland) Limited	02427199
NTL Holdings (Leeds) Limited	02766909
NTL Holdings (Norwich) Limited	02412962
NTL Holdings (Peterborough) Limited	02888397
NTL Internet Limited	02985161
NTL Internet Services Limited	04038930
NTL Irish Holdings Limited	05313953
NTL Kirklees Holdings Limited	04169826
NTL Limited	02586701
NTL Microclock Services Limited	02861856
NTL Midlands Limited	02357645
NTL Milton Keynes Limited	02410808
NTL National Networks Limited	05174655
NTL Networks Limited	03045209
NTL Partcheer Company Limited	02861817
NTL Rectangle Limited	04329656
NTL Sideoffer Limited	02927099
NTL Solent Telephone and Cable TV Company Limited	02511653
NTL South Central Limited	02387692
NTL South Wales Limited	02857050
NTL Streetunique Projects Limited	02851203
NTL Streetunit Projects Limited	02851201
NTL Streetusual Services Limited	02851019
NTL Streetvision Services Limited	02851020

Company Name	Registered number
NTL Streetvital Services Limited	02851021
NTL Streetwarm Services Limited	02851011
NTL Streetwide Services Limited	02851013
NTL Strikeagent Trading Limited	02851014
NTL Strikeamount Trading Limited	02851015
NTL Strikeapart Trading Limited	02851018
NTL Systems Limited	03217975
NTL Technical Support Company Limited	02512756
NTL Teesside Limited	02532188
NTL Telecom Services Limited	02937788
NTL UK Telephone and Cable TV Holding Company Limited	02511877
NTL Victoria II Limited	05685189
NTL Victoria Limited	05685196
NTL Westminster Limited	01735641
NTL Winston Holdings Limited	03290821
Oxford Cable Limited	02450228
Screenshop Limited	03529106
Secure Backup Systems Limited	03130333
Sheffield Cable Communications Limited	02465953
Southern East Anglia Cable Limited	02905929
Southwestern Bell International Holdings Limited	02378768
Stafford Communications Limited	02381842
Swindon Cable Limited	00318216
Tamworth Cable Communications Limited	03016602
Telewest Communications (Central Lancashire) Limited	01737862
Telewest Communications (Cotswolds) Limited	01743081
Telewest Communications (Liverpool) Limited	01615567
Telewest Communications (London South) Limited	01697437
Telewest Communications (Midlands and North West) Limited	02795350
Telewest Communications (Midlands) Limited	01882074
Telewest Communications (Nominees) Limited	02318746
Telewest Communications (North East) Limited	02378214
Telewest Communications (North West) Limited	02321124
Telewest Communications (South East) Limited	02270764

Company Name	Registered number
Telewest Communications (South Thames Estuary) Limited	02270763
Telewest Communications (South West) Limited	02271287
Telewest Communications (St. Helens & Knowsley) Limited	02466599
Telewest Communications (Tyneside) Limited	02407676
Telewest Communications (Wigan) Limited	02451112
Telewest Communications Cable Limited	02883742
Telewest Communications Holdings Limited	02982404
Telewest Communications Holdco Limited	03761983
Telewest Communications Networks Limited	03071086
Telewest Limited	03291383
Telewest Parliamentary Holdings Limited	02514316
Telewest UK Limited	04925679
Telso Communications Limited	02067186
The Cable Corporation Limited	02075227
The Yorkshire Cable Group Limited	02951884
Theseus No. 1 Limited	02994027
Theseus No. 2 Limited	02994061
TVS Pension Fund Trustees Limited	01539051
TVS Television Limited	00591652
United Artists Investments Limited	02761569
Virgin Media Business Limited (f/k/a Imminus Limited)	01785381
Virgin Media Finance PLC	05061787
Virgin Media Investment Holdings Limited	03173552
Virgin Media Limited	02591237
Virgin Media Payments Ltd	06024812
Virgin Media SFA Finance Limited	07176280
VM Sundial Limited	07251197
Virgin Media Wholesale Limited (f/k/a Telewest Communications Group Limited)	02514287
Virgin Mobile Group (UK) Limited	05050748
Virgin Mobile Holdings (UK) Limited	03741555
Virgin Mobile Telecoms Limited	03707664
Virgin Net Limited	02833330
Vision Networks Services UK Limited	03135501

Company Name	Registered number
VMIH Sub Limited	05316140
Wakefield Cable Communications Limited	02400909
Wessex Cable Limited	02433185
Windsor Television Limited	01745542
XL Debt Recovery Agency Limited	03303903
X-Tant Limited	03580901
Yorkshire Cable Communications Limited	02490136
Virgin Media Secured Finance PLC	07108352

PART 2: THE ENGLISH UNLIMITED LIABILITY COMPANIES

Company Name	Registered number
CableTel Newport	02478879
Jewel Holdings	03085518
NTL (CRUK)	02329254
NTL (CWC Holdings)	03922682
NTL (CWC) UK	02463427
NTL (V)	02719474
NTL Bolton Cablevision Holding Company	02422198
NTL Cablecomms Bolton	01883383
NTL Cablecomms Bromley	02422195
NTL Cablecomms Bury and Rochdale	02446183
NTL Cablecomms Cheshire	02379804
NTL Cablecomms Derby	02387713
NTL Cablecomms East Lancashire	02114543
NTL Cablecomms Greater Manchester	02407924
NTL Kirklees	02495460
NTL Cablecomms Lancashire No. 1	02453249
NTL Cablecomms Lancashire No. 2	02453059
NTL Cablecomms Macclesfield	02459067
NTL Cablecomms Oldham and Tameside	02446185
NTL Cablecomms Solent	02422654
NTL Cablecomms Staffordshire	02379800
NTL Cablecomms Stockport	02443484
NTL Cablecomms Surrey	02531586
NTL Cablecomms Sussex	02266092
NTL Cablecomms Wessex	02410378
NTL Cablecomms Wirral	02531604
NTL Derby Cablevision Holding Company	02422310
NTL Manchester Cablevision Holding Company	02455631
NTL Wirral Telephone and Cable TV Company	02511873

PART 3: THE ENGLISH PARTNERSHIPS

Partnership Name	Constitutive Documents	Current Partners
Telewest Communications (North East) Partnership

Partnership agreement dated August 31, 1990 between (1) US Cable of Tyneside, Inc., US West U.K. Cable, Inc., US Cable of Newcastle, Inc. and Morgan Cable Limited (together trading together as “Tyneside Cable Partnership”) (2) Comment Cablevision North East Limited and (3) Comment Cablevision Tyneside Limited

Subsequent agreement of November 16, 1992 changed the name of the Partnership to the “United Artists Communications (North East) Partnership”.

Subsequent agreement of July 11, 1996 changed the name of the Partnership to the “Telewest Communications (North East) Partnership”.

Tyneside Cable Limited Partnership Telewest Communications (North East) Limited Telewest Communications (Tyneside) Limited

Telewest Communications (South East) Partnership

Joint venture agreement dated December 21, 1992 between (1) Estuaries Cable Limited Partnership (2) United Artists Communications (North Thames Estuary) Ltd and (3) United Artists Communications (South Thames Estuary) Ltd

Subsequent agreement of July 11, 1996 changed the name of the Partnership to the “Telewest Communications (South East) Partnership”.

Estuaries Cable Limited Partnership Telewest Communications (South East) Limited Telewest Communications (South Thames Estuary) Limited

Avon Cable Joint Venture

Joint venture agreement dated May 8, 1990 between (1) United Artists Avon Partnership Holdings Ltd, a Colorado limited partnership, U.S. West Avon Partnership Holdings, Inc. and Avon Cable Investments Ltd together trading as “Avon Cable Partnership” and (2) United Artists Communications (Avon) Ltd

Avon Cable Limited Partnership Telewest Communications (South West) Limited

Telewest Communications (London South) Joint Venture

Joint venture agreement dated March 27, 1985 between (1) Cablevision-UK Limited and Crystal Palace Radio Limited, trading together as Croydon Cable Partnership and (2) Croydon Cable Television Limited, amended by subsequent agreement between the parties, dated March 3, 1987.

London South Cable Partnership Telewest Communications (London South) Limited

Partnership Name	Constitutive Documents	Current Partners
Telewest Communications (Cotswolds) Venture

Amended and restated joint venture agreement dated December 23, 1991 between (1) United Artists Cotswolds Partnership Holdings L.P. and (2) United Artists Communications (Cotswolds) Ltd

Subsequent agreement of July 11, 1996 changed the name of the Joint Venture to the “Telewest Communications (Cotswolds) Venture”.

Cotswolds Cable Limited Partnership Telewest Communications (Cotswolds) Limited

Telewest Communications (Scotland) Venture

Joint venture agreement dated April 30, 1993 between (1) Edinburgh Cable Limited Partnership and (2) United Artists Communications (Scotland) Ltd

Subsequent agreement of July 11, 1996 changed the name of the Joint Venture to the “Telewest Communications (Scotland) Venture”.

Edinburgh Cable Limited Partnership Telewest Communications (Scotland) Limited